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                                                                   Exhibit 10.19

                           LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of September 16, 1999, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and HOTJOBS.COM, LTD., a Delaware corporation with its chief executive office located at 24 West 40th Street, 14th Floor, New York, New York 10018 ("Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

      1     ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

      2     LOAN AND TERMS OF PAYMENT

      2.1 CREDIT EXTENSIONS. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions in accordance with the terms of this Agreement.

      2.1.1 REVOLVING ADVANCES.

            (a) Bank will make Advances not exceeding the Committed Revolving Line or the Borrowing Base, whichever is less. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

            (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to that reliance.

            (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

      2.1.2 EQUIPMENT ADVANCES.

            (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower in an aggregate amount not to exceed the Committed Equipment Line in the following manner: (i) on the Closing Date (the "Equipment Availability End Date No. 1") in an aggregate amount no greater than Six Hundred Thousand Dollars ($600,000.00) (the "Equipment Line No. 1"), and
(ii) at any time from the Closing Date through the Equipment Availability End
Date

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No. 2, in an aggregate amount no greater than the Committed Equipment Line, less the outstanding principal amounts advanced pursuant to Equipment Line No. 1 (the "Equipment Line No. 2"). To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the Equipment to be purchased or refinanced. Equipment Advance requests under Equipment Line No. 1 shall only be permitted to refinance existing equipment leases entered into on or after October 1, 1998, provided that such request is submitted to the Bank on or before the Closing Date. Equipment Advance requests under Equipment Line No. 2 shall only be permitted for Equipment purchased after March 31, 1999. The Equipment Advances shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, including taxes, shipping, warranty charges, freight discounts and installation expense. Equipment comprised of software shall not constitute greater than twenty-five percent (25.0%) of aggregate Equipment Advances.

            (b) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

      2.2 OVERADVANCES. Notwithstanding the Equipment Advances, if Borrower's Obligations under Section 2.1.1 exceed the lesser of the Committed Revolving Line or the Borrowing Base, Borrower must pay in cash to Bank the excess within one (1) Business Day after receiving notice from Bank.

      2.3 INTEREST RATE; PAYMENTS.

            (a) COMMITTED REVOLVING LINE RATE OF INTEREST. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the aggregate of the Prime Rate, PLUS Three-Quarters of One Percent (0.75%).

            (b) COMMITTED EQUIPMENT LINE RATE OF INTEREST/PAYMENTS. Interest shall accrue from the date of each Equipment Advance at the per annum rate equal to the aggregate of the Prime Rate, PLUS One percent (1.0%), and shall be payable monthly on the Payment Date of each month. Any Equipment Advances made pursuant to the Equipment Line No. 1 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the Equipment Availability End Date No. 1 and ending on the Equipment Maturity Date No. 1. Any Equipment Advances made pursuant to the Equipment Line No. 2 that are outstanding on the Equipment Availability End Date No. 2 will be payable in Thirty-Six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the Equipment Availability End Date No. 2 and ending on the Equipment Maturity Date No. 2. Equipment Advances, once repaid, may not be reborrowed.

            (c) DEFAULT RATE OF INTEREST. After an Event of Default, for the period during which any Event of Default continues Advances and Equipment Advances accrue interest at five percent (5.0%) above the rate effective immediately before the Event of Default.

            (d) COMPUTATION. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.
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            (e) PAYMENTS. Interest is payable on the Payment Date of each month.
Bank may debit any of Borrower's deposit accounts including Account Number [______________] for principal and interest payments under the Committed Revolving Line and the Committed Equipment Line or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day.

      2.4 FEES. Borrower will pay to Bank:

            (a) Facility Fee. A fully earned, non-refundable facility fee equal to Twenty Thousand Dollars ($20,000.00), which fee shall be due on the Closing Date and shall be fully earned and non-refundable; and

            (b) Bank Expenses. All Bank Expenses incurred through and after the Closing Date when due.

      3     CONDITIONS OF LOANS

      3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receives, in form and substance satisfactory to Bank, the following:

            (a) this Agreement;

            (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c) a Negative Pledge Agreement covering Borrower's intellectual property;

            (d) an opinion of Borrower's counsel;

            (e) financing statements (Forms UCC-1);

            (f) a Perfection Certificate;

            (g) an insurance certificate;

            (h) payoff of all lienholders;

            (i) payment of the fees and Bank Expenses as provided herein; and

            (j) Certificates of Good Standing and Foreign Qualification.

      3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

            (a) timely receipt of any Payment/Advance Form; and

            (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each
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Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain materially true.

      4     CREATION OF SECURITY INTEREST

      4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents; PROVIDED, HOWEVER, that Bank agrees to release its security interest in Collateral to the extent that any such Collateral is subject to a third party purchase money security interest, as such term is defined under ss.9-107 of the Uniform Commercial Code. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

      5     REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is a corporation duly existing and in good standing in its state of incorporation and qualified and licensed to do business in, and in good standing in, any state in which the failure to be so qualified would have a material adverse effect on the Borrower's business or operation.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

      5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Eligible Accounts are bona fide, existing obligations, and the service or property has been performed or delivered, as the case may be, to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

      5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

      5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

      5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not
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engaged as one of its important activities in extending credit for margin stock
(under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

      5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

      6     AFFIRMATIVE COVENANTS

      Borrower will do all of the following:

      6.1 GOVERNMENT COMPLIANCE. Borrower will maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

      6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

            (a) Borrower will deliver to Bank: (i) as soon as available, but no later than twenty-five (25) days after the last day of each month (except that subsequent to an IPO: (A) for months in which no Obligations are outstanding or Credit Extensions were made, within twenty-five (25) days after the last day of each quarter, and (B) for months in which Obligations are outstanding or Credit Extensions were made, within twenty-five (25) days after the last day of each month), a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but no later than ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank may reasonably request.

            (b) Within twenty-five (25) days after the last day of each month in which either

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(i) Obligations under the Committed Revolving Line are outstanding, or (ii)
Advances were made, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable.

            (c) Within twenty-five (25) days after the last day of each month (except that subsequent to an IPO: (i) for months in which no Obligations are outstanding or Credit Extensions were made, within twenty-five (25) days after the last day of each quarter, and (ii) for months in which Obligations are outstanding or Credit Extensions were made, within twenty-five (25) days after the last day of each month), Borrower will deliver to Bank with the monthly and/or quarterly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

            (d) Bank has the right to audit Borrower's Accounts at Borrower's expense, but the audits will be conducted no more often than once every twelve
(12) months unless an Event of Default has occurred and is continuing.

      6.3 INVENTORY; RETURNS. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.00 per occurrence.

      6.4 TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

      6.5 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

      6.6 [Intentionally deleted].

      6.7 FINANCIAL COVENANTS.

      Borrower will maintain:

            (A) ADJUSTED QUICK RATIO. The Borrower shall maintain, as of the last day of each month (except that subsequent to an IPO: (i) for months in which no Obligations are outstanding or Credit Extensions were made, as of the last day of each quarter, and (ii) for months in which Obligations are outstanding or Credit Extensions were made, as of the last day of each month), a ratio of Quick Assets to Current Liabilities minus (i) Deferred Maintenance Revenue, and (ii) pre-paid website subscriptions of at least
      1.25 to 1.0.

            (B) TANGIBLE NET WORTH. The Borrower shall maintain, as of the last day of each month, a Tangible Net Worth plus Subordinated Debt of at least: (i) Eight Million Dollars ($8,000,000.00) commencing with the period ending June 30, 1999, and (ii) Four Million Dollars ($4,000,000.00) for each period thereafter. Notwithstanding the foregoing, upon the occurrence of an IPO, the Borrower shall maintain, as of the last day of each quarter, a
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      Tangible Net Worth plus Subordinated Debt of at least Ten Million Dollars
      ($10,000,000.00).

      6.8 FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      7     NEGATIVE COVENANTS

      Borrower will not do any of the following without the Bank's written consent, which will not be unreasonably withheld:

      7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment, (iv) of assets by any of Borrower's wholly-owned Subsidiaries to another of its wholly-owned Subsidiaries or to the Borrower, or (v) of assets by Borrower to any of its wholly-owned Subsidiaries PROVIDED that such transfer or transfers of assets by the Borrower in the aggregate shall be limited to the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) when aggregated with the exception for investments in and loans to Subsidiaries provided for in paragraph (d) of the definition of Permitted Investments in Section 13.1.

      7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership or management. Borrower will not, without at least 30 days prior written notice to Bank, relocate its principal executive office or, without at least five (5) day's prior written notification to Bank, add any new offices or business locations.

      7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate result in a decrease of more than 25% of Tangible Net Worth and (ii) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

      7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness in excess of $50,000.00 in the aggregate.

      7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral to change except for Permitted Liens.

      7.6 INVESTMENTS; DISTRIBUTIONS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; except with respect to the repurchase of stock pursuant to an employee stock option plan or severance agreement.

      7.7 TRANSACTIONS WITH AFFILIATES. Except for Permitted Liens and Permitted Investments, directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      7.9 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

      8     EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date (the "Cure Period"). During the Cure Period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the Cure Period);

      8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.7, and 6.8 or violates any covenant in Article 7 or does not perform or observe any other material term, condition or covenant in this Agreement, or any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts in such 10-day period, and the default may be cured within a reasonable time, then Borrower has an additional time, (of not more than 30 days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

      8.3 MATERIAL ADVERSE CHANGE. A material adverse effect on: (i) the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; or
(ii) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, or (iii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

      8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any material portion of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

      8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

      8.6 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

      9     BANK'S RIGHTS AND REMEDIES

      9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

            (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

            (d) Make any payments and do any acts it reasonably considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

            (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

            (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

            (g) Dispose of the Collateral according to the Code.

      9.2 POWER OF ATTORNEY. When an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

      9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested in writing by Bank, deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit, within five (5) Business Days after such request.

      9.4 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank reasonably deems prudent. Any amounts paid by Bank are Bank Expenses and due and payable within five (5) Business Days after such payment, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

      9.5 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

      9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

      10    NOTICES

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

      11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12    GENERAL PROVISIONS

      12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      12.2 INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

      12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

      12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

      12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

      13    DEFINITIONS

      13.1 DEFINITIONS.

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all reasonable out of pocket audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BORROWING BASE" is Eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Massachusetts Uniform Commercial Code.

      "COLLATERAL" is the property described on EXHIBIT A.

      "COMMITTED EQUIPMENT LINE" is one or more Credit Extensions of up to One Million Dollars ($1,000,000.00).

      "COMMITTED REVOLVING LINE" is one or more Credit Extensions of up to Four Million Dollars ($4,000,000.00) at any time outstanding.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Advance, Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

      "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, which shall include, without limitation, all obligations and liabilities of Borrower to Bank.

      "DEFERRED MAINTENANCE REVENUE" is all amounts received in advance of performance under maintenance contracts and not yet recognized as revenue.

      "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

            (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

            (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within ninety (90) days of invoice date;

            (c) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed that percentage, unless Bank approves in writing;

            (d) Accounts for which the account debtor does not have its principal place of business in the United States;

            (e) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof;

            (f) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

            (g) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

            (h) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

            (i) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

            (j) Accounts for which Bank reasonably determines collection to be doubtful.

      "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "EQUIPMENT ADVANCE" has the meaning set forth in Section 2.1.2.

      "EQUIPMENT AVAILABILITY END DATE NO. 1" has the meaning set forth in
      Section 2.1.2.

      "EQUIPMENT AVAILABILITY END DATE NO. 2 " means the date which is six (6) months following the Closing Date.

      "EQUIPMENT MATURITY DATE NO. 1" means the date which is thirty-six (36) months following the Closing Date.

      "EQUIPMENT MATURITY DATE NO. 2" means the date which is forty-two (42) months following the Closing Date.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "IPO" means an initial registered public offering of shares of the Borrower's common stock in compliance with the Securities Act of 1933, as amended (or any successor law), which shares are listed on a recognized national securities exchange or approved for quotation on NASDAQ-AMEX.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

      "MATURITY DATE" means, as applicable, (i) the Revolving Maturity Date with respect to Advances under the Committed Revolving Line pursuant to Section 2.1.1, and (ii) the Equipment Maturity Date No. 1 and the Equipment Maturity Date No. 2, as applicable, with respect to Equipment Advances pursuant to
Section 2.1.2.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PAYMENT DATE" means the first (1st) calendar day of each month commencing on the first such day after the Closing Date and ending on the Maturity Date.

      "PERMITTED INDEBTEDNESS" is:

            (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

            (b) Indebtedness existing on the Closing Date and shown on Schedule 13.1(a);

            (c) Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens; and

            (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

      "PERMITTED INVESTMENTS" are:

            (a) Investments existing on the Closing Date and shown on Schedule 13.1(b);

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the

      United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue;

            (c) all investments permitted under Section 7.3; and

            (d) (i) investments in the capital stock of its wholly-owned Subsidiaries, and (ii) extensions of credit or loans to any of its wholly-owned Subsidiaries and any of its wholly-owned Subsidiaries extensions of credit or loans to another of its wholly-owned Subsidiaries or to the Borrower, PROVIDED that: (A) the aggregate amount of such investments or extensions of credit in paragraphs (i) and (ii) above shall not be greater than One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) when aggregated with the exception provided for in Section 7.1(v), and (B) such investments or extensions of credit in paragraphs (i) and (ii) above shall be in the ordinary course of business in each instance.

      "PERMITTED LIENS" are:

            (a) Liens existing on the Closing Date and shown on the Schedule 13.1(c), or arising under this Agreement or other Loan Documents;

            (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, IF they have no priority over any of Bank's security interests;

            (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the equipment;

            (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business, IF the leases, subleases, licenses and sublicenses permit granting Bank a security interest; and

            (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

      "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" means the date which is one day prior to one (1) year from the Closing Date.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

      "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, AND (ii) Total Liabilities plus Subordinated Debt.

      "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:

HOTJOBS.COM, LTD.

By /s/ Stephen W. Ellis
   ----------------------------

Name: Stephen W. Ellis

Title: CFO, SVP

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By /s/ Pamela A. Braren
   ----------------------------

Name: Pamela A. Braren

Title: AVP

SILICON VALLEY BANK

By /s/ Michael Jordan
   ----------------------------

Name: Michael Jordan

Title: AVP
    (Signed in Santa Clara County, California)

                                    EXHIBIT A

      The Collateral consists of all right, title and interest of Borrower in and to the following:

      All goods, equipment, inventory, contract rights, general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located PROVIDED, HOWEVER, that no more than sixty-five percent (65%) of Borrower's right, title or interest in the capital stock of any of Borrower's non-U.S. Subsidiaries shall constitute Collateral hereunder; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

      The Collateral does not include:

      (a) Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; (b) any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; (c) any claims for damages by way of any past, present and future infringement of any of the foregoing; or (d) except as otherwise provided under Uniform Commercial Code ss.9-318(4), any general intangibles of the Borrower (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., E.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION      DATE: _____________________________

FAX#:  (781) 431-0755                     TIME: _____________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower:   HOTJOBS.COM, LTD.             Lender:     Silicon Valley Bank

Commitment Amount: $4,000,000.00

--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE

1.    Accounts Receivable Book Value as of __________________ $_______________
2.    Additions (please explain on reverse)                   $_______________
3.    TOTAL ACCOUNTS RECEIVABLE                               $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

4.    Amounts over 90 days due                                $_______________
5.    Balance of 50% over 90 day accounts                     $_______________
6.    Credit balances over 90 days                            $_______________
7.    Concentration Limits                                    $_______________
8.    Foreign Accounts                                        $_______________
9.    Governmental Accounts                                   $_______________
10.   Contra Accounts                                         $_______________
11.   Promotion or Demo Accounts                              $_______________
12.   Intercompany/Employee Accounts                          $_______________
13.   Other (please explain on reverse)                       $_______________
14.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                    $_______________
15.   Eligible Accounts (#3 minus #14)                        $_______________
16.   LOAN VALUE OF ACCOUNTS (80% of #15)                     $_______________


BALANCES

17.   Maximum Loan Amount                                     $_______________
18.   Total Funds Available (Lesser of #17 or #16)            $_______________
19.   Present balance owing on Line of Credit                 $_______________
20.   RESERVE POSITION (#18 minus #19)                        $_______________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THIS IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES IN THE LOAN AND SECURITY AGREEMENT BETWEEN THE UNDERSIGNED AND SILICON VALLEY BANK.

COMMENTS:


By: ___________________________
      Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

FROM:  HOTJOBS.COM, LTD.

      The undersigned authorized officer of HOTJOBS.COM, LTD. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

      PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

      REPORTING COVENANT      REQUIRED                                COMPLIES
      ------------------      --------                                --------

      Financial               Statements & CC Monthly within 25 days
                              (if not borrowing, quarterly within 25
                              days subsequent to IPO)                 Yes   No

      Annual (CPA Audited)    FYE within 90 days                      Yes   No

      10-Q, 10-K and 8-K      Within 5 days after filing with SEC     Yes   No

      BBC & A/R Agings        Monthly within 25 days when borrowing   Yes   No

      FINANCIAL COVENANT                  REQUIRED          ACTUAL    COMPLIES
      ------------------                  --------          ------    --------

      Maintain:

      Minimum Adjusted Quick Ratio*       1.25:1.0          _____:1.0 Yes   No

      Minimum Tangible Net Worth**          ***             $________ Yes   No

*Tested monthly (except that subsequent to an IPO, when not borrowing, tested quarterly)
**Tested monthly, changing to quarterly after IPO
***See Section 6.7 of Loan Agreement

Comments Regarding Exceptions:  See Attached.

Sincerely,

--------------------------------------------------------------------------------
SIGNATURE

                                                   ________________________TITLE

                                                   -----------------------------